                                   AGREEMENT
                                   ---------

     THIS AGREEMENT ("Agreement") is made and entered into as of the 25th day of June, 1998, by and between, Terrace Holdings, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and those investors listed on Schedule A (hereafter referred to as "Purchasers").


                                   RECITALS:

     WHEREAS, the Company is in the food and produce processing and distribution business and has negotiated an acquisition agreement with Banner Beef and Seafood ("Banner") and requires interim financing to consummate such acquisition and for working capital purposes;

     WHEREAS, Purchasers desire to provide such interim financing by their purchase, and the issuance by the Company of Convertible Subordinated Notes (in the form attached hereto as Exhibit B) and warrants (in the form attached hereto as Exhibit C) to purchase Common Stock of the Company.

     NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   DEFINITIONS

     1.1 "Market Price". As used in this Agreement, the term "Market Price" shall mean, the closing price of the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on any given date.

     1.2 "Paid in Kind" ("PIK"). As used in this Agreement, "Paid in Kind" shall mean, payment in the form of the issuance of the Company's 8% Cumulative Preferred Stock.

     1.3 "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of the Company or any of its subsidiaries to a person who is not an Original Owner or (b) any merger or consolidation of or with the Company or any of its subsidiaries or sale of all or substantially all of the property or assets of the Company or any of its subsidiaries. For purposes of this definition, "control of the Company or any of its subsidiaries" shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of the Company or any of its subsidiaries or
(y) to direct or cause the direction of the management and policies of the Company or any of its subsidiaries.

     1.4 "Change of Ownership" shall mean (a) 50% or more of the common stock of the Company or any of its subsidiaries is no longer owned or controlled by (including for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of the Company or any of its subsidiaries held by any of the Original Owners is convertible or for which any such shares of the capital stock of the Company or any of its subsidiaries or of any other person may be exchanged and any shares of common stock issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) a person who is an Original Owner or (b) any merger, consolidation or sale of substantially all of the property or assets of the Company or any of its subsidiaries; provided, that the sale by the Company of any shares of the capital stock of A-1-A Produce and Provisions, Inc., Fresh Inc., and Banner Beef and Seafood, Inc. shall be deemed a sale of substantially all of the Company's assets.

     1.5  "Original Owners" shall mean Steven Shulman and Jonathan S. Lasko.

     1.6 "Principal Subsidiaries" shall mean A-One-A Produce & Provisions, Inc., Fresh, Inc., and Banner Beef and Seafood Co., Inc. (when acquired).

     2.   LOAN

     2.1  Payment for and Issuance of Securities.   Upon payment at Closing as
set forth herein, by the Purchasers to the Company, the Company shall issue to Purchasers, its Convertible Subordinated Notes ("Notes") in the aggregate principal amount of $2,625,000 ("Amount") in the amounts and names as set forth on Schedule A hereto. Payment therefor shall be made by each Purchaser at Closing in the amount of 95% of the purchased Amount by each Purchaser as set forth on Schedule A hereto for an aggregate purchase price equal to $2,500,000. The Company shall also issue warrants to purchase an aggregate of 400,000 shares of Common Stock of the Company ("Warrants"). Schedule A lists the amounts and numbers of each warrant to be sold and issued to each Purchaser.

     2.2 Interest. The Notes will bear interest at 12% per annum, payable quarterly in arrears. To the extent that more than 50% of the Amount of the Notes is outstanding on the date that is four months after their issuance, the interest rate on such outstanding Notes shall be increased to 14% per annum.

     2.3 Conversion and Exercise. The Notes are convertible and the Warrants will be exercisable into shares of Common Stock of the Company at the sole option of the Purchasers at a per share conversion and exercise price of $1.25, respectively, subject to adjustment as provided in Sections 2.4 and 2.11 below (the "C/E Price"). Such option to convert or exercise may be elected by Purchasers at any time subsequent to the expiration of the 60-day "Temporary Reduced Warrant Exercise Period" currently planned for the Company's existing public warrants in its pending registration statement on file with the Securities and Exchange Commission ("SEC") on Form SB-2 (SEC File No. 333-45195) (the "Registration Statement") and as defined in such Registration Statement ( "Temporary Reduced Warrant Exercise Period"). The C/E Price will be subject to adjustment as set forth in Sections 2.4 and 2.11 hereof.

     2.4  Reset Provisions.

          (a) The C/E Price will be automatically reset to the lower of $1.25 or 80% of the average of the Market Prices for the 30 trading days of the Company's Common Stock, immediately preceding the date which is 180 days from the date of issuance of the Notes and Warrants hereunder.

The C/E Price shall be reset to the lower of $1.25 or 80% of the average of the Market Prices for the 30 trading days immediately preceding the date which is one year from the date of issuance of the Notes and Warrants hereunder and thereupon the Purchasers' option to convert the Notes and to exercise the Warrants as provided in Section 2.3 hereof shall be extended an additional 30 days. The Conversion Price (as defined in Section 2.7 below) for any Preferred (as defined in Section 2.7 hereof) issued to a holder of Notes hereunder will be automatically reset to the lower of $1.25 or 80% of the average of the Market Prices of the Company's Common Stock (i) for the 30 day trading days immediately preceding the date which is 180 days from the date hereof and (ii) for the 30 trading days immediately preceding the date which is one year from the date hereof. The exercise price for the Option referred to in Section 6.2(vi) hereof (the "Option Exercise Price") and issued hereunder will be automatically reset to the lower of $1.25 or 80% of the average of the Market Prices of the Company's Common Stock (i) for the 30 trading days immediately preceding the date which is 180 days from the date hereof and (ii) for the 30 trading days immediately preceding the date which is one year from the date hereof.

          (b) The C/E Price and the Conversion Price for the Preferred and the Option Exercise Price shall also be reset in accordance with the foregoing
Section 2.4(a) upon the delisting of the Common Stock of the Company from NASDAQ, except that the percentage of average Market Prices used in such reset calculations shall be 60% instead of 80%.

     2.5 Mandatory Prepayment. Principal and accrued and unpaid interest on the Notes will be prepaid in whole or in part from the first net cash proceeds received by the Company from the exercise of any warrants covered by, or the issuance of any equity securities or notes or other debt security by the Company under, its currently pending Registration Statement or otherwise.

     2.6 Optional Redemption. Subsequent to the "Temporary Reduced Warrant Exercise Period," principal and accrued and unpaid interest on the Notes may be prepaid or converted any time without penalty, by the Company unless otherwise previously prepaid or converted by the Company or converted by the holder thereof.

     2.7  Preferred Stock.

          (a) The Company shall designate a series of preferred stock out of its currently authorized but unissued shares of preferred stock sufficient in number to convert the principal and accrued but unpaid interest of the Notes at the initial C/E Price. Such series shall be the Company's Redeemable Convertible 8% Cumulative Preferred Stock ("Preferred"). Such Preferred shall be entitled to a preference upon liquidation in an amount to be agreed upon by Purchaser and the Company prior to such exchange. Such Preferred shall also be convertible into Common Stock of the Company at the option of the holder thereof at the rate of one share of Preferred for one share of common and the conversion price therefor shall be entitled to adjustment identical to the adjustment provided for the C/E Price as set forth in Section 2.11 hereof and as provided in Section
2.4 hereof (the "Conversion Price"). Dividends on the Preferred shall be in an amount equal to 8% per annum and shall be cumulative irrespective of whether declared or paid and are payable in cash or in "PIK" (as defined). Any dividend paid in PIK shall result in an 8% reduction in the Conversion Price of the Preferred.

          (b) The Company shall have the right, subject to applicable law, to redeem the Preferred, in whole or in part, at a redemption price equal to the Conversion Price for such Preferred plus any cumulated but unpaid dividends on the Preferred. The Company shall designate the Preferred and file a Certificate of Designation with terms and provisions consistent with those provided herein and otherwise acceptable to the holders of the Notes within thirty days of the date hereof.

          (c) The Company shall have the right at any time and from time to time after the expiration of the 60-day Temporary Reduced Warrant Exercise Period, to convert the Amount of the Notes into shares of its Preferred at the Conversion Price of the Preferred by notifying the holders of the Notes thereof in writing. Accrued but unpaid interest on the Notes shall be paid in cash in connection with any such conversion.

          (d) The holder of any shares of Preferred shall have the right to sell to the Company, and the Company agrees to repurchase any shares of Preferred from such holder upon notice thereof at any time after the date which is three years from the consummation of the Schroder financing arrangements with the Company (as defined in Section 4.2(iv) hereof).

     2.8 Change of Control. The holders shall have the right to convert any outstanding principal and accrued but unpaid interest of the Notes and exercise the Warrants for Common Stock of the Company at the C/E Price and the holders shall have the right to convert the Preferred into shares of Common Stock of the Company at the Conversion Price if there is a merger, sale, Change of Control, Change of Ownership, material reconstitution of the Board of Directors of the Company, as described in Section 7.3(g) hereof, significant change in management, or sale of all or substantially all of the assets of the Company.

     2.9 Terms. The Notes will mature one year from the date of issuance thereof. The Warrants will expire four years from the date of issuance thereof.

     2.10 Ranking. The Notes will rank senior to all existing and future equity securities of the Company.

     2.11 Anti-dilution Adjustments. If any of the Company's securities are exercised or converted at a price less than the C/E Price or if the Company issues or offers to sell its securities to a person or entity other than holders hereunder at a price less than the then C/E Price or on more favorable terms and conditions than those afforded to holders hereunder in connection with this Agreement, the Company agrees to retroactively apply such lower price and adjust the then C/E Price, the Conversion Price for the Preferred Stock and the Option Exercise Price and the terms and conditions to securities of holders hereunder. The terms of this paragraph shall not apply to issuances of Common Stock upon exercise of rights, options and warrants outstanding as at the date of this Agreement, to shares issued upon exercise of options granted under stockholder approved option plans or upon exercise of options or other rights granted, and to be granted in the future, as compensation to Company employees, directors or bona fide consultants.

     3.   DISCLOSURE; REGISTRATION

     3.1 Disclosure. The Company will disclose the transaction in its SEC filings and public documents but will only refer to Purchasers as "institutional lenders," "private investors" or similar appellation. If required by the SEC to disclose Purchasers' identity, the Company will use its best effort to limit such disclosure to a confidential one to the SEC.

     3.2 Registration Rights. Each holder of Notes, Warrants, Preferred or Options issued pursuant hereto shall be entitled to the registration rights set forth below with respect to any Registrable Shares. For purposes hereof, Registrable Shares shall mean any shares of Common Stock of the Company underlying such Notes, Warrants, Preferred or Options and issued to a holder thereof in connection with exercise of the Warrants, exercise of the Options, conversion of the Notes or conversion of any Preferred. The Company will use its best efforts to file a registration statement and to register the Registrable Shares as soon as is practicable. The Company may file such registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), if available. The Company will bear all costs and expenses associated with any such registration. If such registration statement with respect to such Registrable Shares has not been declared effective on or before January 1, 1999, the Company will pay to each Purchaser a penalty of 3% of the outstanding principal and accrued but unpaid interest of the Notes for each 60-day period thereafter in which such registration statement is not declared effective.

     3.3 Demand Registration. Each holder of Registrable Shares shall have a one-time right to at any time request that the Company file a registration statement with the Securities and Exchange Commission (the "SEC") on any form which the Company is entitled to use. Such request shall be in writing, shall specify the Registrable Shares of Common Stock intended to be sold or disposed of by such Holder, shall state the intended method of disposition by such holder, and the Company shall be obligated to effect such registration as promptly as practicable, subject in any event to all applicable securities laws and, of such registration related to an underwriting, all requirements of the Company's investment banker.

     3.4 Piggyback Registration. The Company agrees that, at any time or times hereafter, until three years from the date hereof, as and when it intends to register any of its securities under the Act whether for its own account and/or on behalf of selling stockholders (except in connection with an offering solely to its employees or an offering solely related to an acquisition on a Form S-4 or any subsequent similar form), the Company will notify each holder of such intention and, upon request from any holder, will use its best efforts to cause the Registrable Shares designated by such holder to be registered under the Act. The number of Registrable Shares to be included in such offering may be reduced if and to the extent that the underwriter of securities included in the registration statement and offered by the Company shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the percentage of the reduction of such shares shall be no greater than the percentage reduction of securities of other selling stockholders, as such percentage reductions are determined in the good faith judgment of the Company. The Company will use its best efforts to keep each such registration statement current for such period of time as is not otherwise burdensome to the Company.

     Any registration statement referred to in this Section 3.4 shall be prepared and processed in accordance with the following terms and conditions:

          (i) each holder will cooperate in furnishing promptly to the Company in writing any information requested by the Company in connection with the preparation, filing and processing of such registration statement.

          (ii) To the extent requested by an underwriter of securities included in the registration statement and offered by the Company, each holder will defer the sale of its Registrable Shares for a period commencing twenty (20) days prior and terminating sixty (60) days after the effective date of the registration statement, provided that any principal shareholders of the Company who also have shares included in the registration statement will also defer their sales for a similar period.

          (iii) The Company will furnish to each holder such number of prospectuses or other documents incident to such registration as may from time to time be reasonably requested, and cause its Registrable Shares to be qualified under the blue-sky laws of those states reasonably requested by the holders.

          (iv) The Company will indemnify each holder (and any officer, director or controlling person of each holder) and any underwriters acting on behalf of each holder and any other holder against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) to which they may become subject under the Act or otherwise, arising out of or based upon any untrue or alleged untrue statement of any material facts contained in any registration statement filed pursuant hereto, or any documents relating thereto, including all amendments and supplements, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein contained not misleading, and will reimburse each holder (or such other aforementioned parties) or such underwriters for any legal and all other expenses reasonably incurred in accordance with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable where the untrue or alleged untrue statement or omission or allege omission is based upon information furnished in writing to the Company by any holder or any underwriter obtained by any holer expressly for use therein, or as a result of any holder's or any such underwriter's failure to furnish to the Company information duly requested in writing by counsel for the Company specifically for use therein. This indemnity agreement shall be in addition to any other liability the Company may have. The indemnity agreement of the Company contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Registrable Shares.

          (v) Each holder will indemnify the Company (and any officer, director or controlling person of the Company) and any underwriters acting on behalf of the Company against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) to which they may become subject under the Act or otherwise, arising out of or based upon any untrue or alleged untrue statement filed pursuant hereto, or any document relating thereto, including all amendments, and supplements, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein contained not misleading, and, will reimburse the Company (or such other aforementioned parties) or such underwriters for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that each holder will be liable as aforesaid only to the extent that such untrue or alleged untrue statement or omission or alleged omission is based upon information furnished in writing to the Company by such holder or any underwriter obtained by such holder expressly for use therein, or as a result of its or such underwriter's failure to furnish the Company with information duly requested in writing by counsel for the Company specifically for use therein. This indemnity agreement contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Registrable Shares.

          (vi)   Promptly after receipt by an indemnified party under this
     Section 3.4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party, promptly notice the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 3.4. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 3.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation or out-of-pocket expenses or losses or cost incurred in collaborating in the defense.

          (vii) The Company shall bear all costs and expenses incident to any registration pursuant to this Section 3.4.

     3.5 Investment Representations; No Market for Notes, Warrants or Preferred. Purchasers acknowledge that the securities described herein are being acquired for investment purposes only under this Agreement and are not registered under the Act or any state securities law ("Blue Sky Law"). Purchasers represent and warrant that they each are "accredited investors" as that term is defined under the Act and the regulations promulgated thereunder. Purchasers acknowledge that there is no existing public or other market for the Notes, Warrants or Preferred, nor is such a market likely to develop.

     4.   DEFAULT.

     4.1 If one or more of the following described Events of Default shall occur and be continuing, that is to say:

          (i) The Company shall default in the payment of principal of or interest on this Note when due, or the Company or any of its subsidiaries shall default in the payment of any other sums due the Company pursuant to the terms of this Agreement, the Notes, the Warrants or any other agreement, document or instrument delivered in connection herewith or therewith; or

          (ii) The Company or any of its Principal Subsidiaries shall default in any payment of principal of or interest on any other obligation for borrowed money beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or condition contained in any agreement or instrument under or by which any such obligation is created, evidenced or secured if the effect of such default is to cause such obligation to become due prior to its stated maturity; or

          (iii) Any representation or warranty made by the Company or any of its Principal Subsidiaries in this Agreement, the Notes, the Warrant or in any other agreement, document or instrument delivered in connection herewith or therewith shall prove to have been false or misleading in any material respect as of the time made or furnished; or

          (iv) The Company or any of its Principal Subsidiaries shall default in the observance or performance of any other covenant, condition or provision of this Agreement, the Notes, the Warrants, the Preferred or of any other agreement, document or instrument delivered in connection herewith or therewith; or

          (v) The Company's earnings before interest, taxes, depreciation and amortization for the year ending December 31, 1998, is less than $1,600,000 or for the year ending December 31, 1999, is less than $2,000,000;

then, and in any such event, (i) the holders of the Notes shall be entitled by written, telephonic or telegraphic notice to the Company to declare the Notes and interest accrued thereon and all other liabilities of the Company hereunder to be forthwith due and payable and the same shall thereupon become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; (ii) the holders of the Notes shall be entitled to an additional aggregate 250,000 Warrants to purchase the Company's Common Stock; and (iii) the holders of the Notes shall be entitled to any and all other remedies available hereunder or at law or in equity.

     4.2 If one or more of the following described Events of Default shall occur and be continuing, that is to say:

          (i) A proceeding shall have been instituted in respect of the Company or any of its Principal Subsidiaries:

               (1) seeking the entry of an order for relief against the Company or any of its subsidiaries, or seeking a declaration that Company or any of its Principal Subsidiaries is insolvent, or resulting in a finding that Company or any of its Principal Subsidiaries is insolvent, or seeking the dissolution, arrangement, adjustment, composition or other similar relief with respect to Company or any of its Principal Subsidiaries, its assets or its debts under any law now or hereafter in effect relating to bankruptcy, insolvency, relief of debtors, or protection of creditors, or

               (2) seeking the appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for the Company or any of its Principal Subsidiaries or for all or any substantial part of its property, and such proceeding results in the entry, making or grant of any such order, finding or appointment, or such proceeding shall remain undismissed or unstayed for a period of thirty consecutive days, or, if such proceeding is brought under the federal bankruptcy code, the Company or any of its Principal Subsidiaries, as the case may be, fails to file a proper answer (including a request that the petitioner post adequate bond under Section 303(e) of said code) thereto within ten (10) days of receipt of notice of said proceeding; or

               (ii) the Company or any of its Principal Subsidiaries shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in the foregoing paragraph 4.1.5 (i) (2) hereof or shall by any act indicate its consent to or acquiescence in any proceeding or action described in said paragraph 4.1.5 (i) 2 hereof (whether or not such proceeding is actually instituted or diligently prosecuted), or shall dissolve, wind-up or liquidate itself, or shall take any action in furtherance of any of the foregoing; or

               (iii)  any Change of Ownership or Change of Control shall occur;
          or

               (iv) the failure of the Company to consummate its financing arrangements with IBJ Schroder Business Credit Corporation ("Schroder") on the terms outlined in Schroder's commitment letter dated May 29, 1998 to the Company within 36 days from the date hereof;

     then, and in any such event, (i) principal and interest accrued but unpaid with respect to the Notes and all other liabilities of the Company hereunder shall thereupon become and be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; (ii) the holders of the Notes shall be entitled to an additional aggregate 250,000 Warrants to purchase the Company's Common Stock; and (iii) the holders of the Notes shall be entitled to any and all other remedies available hereunder or at law or in equity.

     4.3 Upon the occurrence of an Event of Default as described in Section 4.1(i), (ii), (iii) or (iv) hereof, the Company shall have the right to cure such breach within 30 days after notice shall have been given to the Company.

     5.   FEES AND EXPENSES.

     5.1 Fees Payable Upon Default. If the Company shall default in the payment of any amounts owing under the Notes, the Company shall pay all costs incurred by a holder(s) of such Notes in any effort to collect the amounts due under such Note including, without limitation, a reasonable sum for attorneys' fees.

     5.2 Other Fees. The Company shall pay to Purchasers at Closing, a "Commitment Fee" equal to 3% of the Amount at the time of issuance. Purchasers will be entitled to a "Breakup Fee" of 4% of the Amount if the Company completes a comparable transaction within one year with another party. The Company will pay all reasonable legal fees and expenses and out-of-pocket expenses of the Purchasers related to this transaction whether or not this transaction is consummated. The Company authorizes the Purchasers to deduct such fees and expenses from the payment to be paid under Section 2.1 hereof.

     6.   CLOSING.

     6.1 Closing and Closing Date. Subject to the provisions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Terrace Holdings, Inc., 1351 N.W. 22nd Street, Pompano Beach, Florida, at 10:00 a.m. (local time), June 24, 1998, or at such later date, place or time as the parties shall otherwise mutually agree upon (the date of the Closing being referred to herein as the "Closing Date." All Closing transactions shall be deemed to take place simultaneously, and no Closing transaction shall be deemed consummated until all transactions to take place at the Closing have been consummated and all Closing conditions enumerated in Section 6.2 have been met.

     6.2 Conditions of Closing. Closing will be subject to the following conditions, each of which may be waived by Purchasers, in their sole discretion:

          (i) Purchasers shall have completed their due diligence investigation and shall have received all necessary documentation, sufficient information and access to such information on a timely basis to Purchasers' sole satisfaction;

          (ii) As a result of the consummation of this Agreement, no default with the Company shall be existing, pending or occurring;

          (iii) The Company shall secure a one year lockup on Common Stock held by insiders by execution of a Lock Up Agreement in form and substance acceptable to the Purchaser and their counsel on terms to be determined by the parties;

          (iv) No material adverse change in the business, financial condition, operations, assets, liabilities, management or prospects of the Company from the date hereof exists or is pending at the time of Closing;

          (v) Execution and delivery of a definitive agreement between the Company and Banner for the acquisition of Banner by the Company; and

          (vi) Purchasers will receive an option in form and substance acceptable to Purchaser and their counsel to purchase an aggregate of 500,000 shares of the Company's Common Stock (the "Option Shares") at a price determined on the basis of the average closing price for the Company's Common Stock for the ten trading days immediately following the expiration of the "Temporary Reduced Warrant Exercise Period (the "Tenth Trading Day Date")." Said Option shall expire 90 days after the Tenth Trading Day Date. If such "Temporary Reduced Warrant Exercise Period" does not commence on or before August 31, 1998, such option price shall be calculated using the first ten trading days in September, 1998 and the Option shall expire on December 31, 1998.

     6.3 Actions, Proceedings, Etc. All actions, proceedings, agreements, instruments and documents required to carry out the transactions contemplated by this Agreement shall have been completed in a manner reasonably satisfactory to Purchasers and approved by its counsel, including but not limited to (i) execution of the Notes (attached hereto as Exhibit B) and (ii) execution of the Warrant Certificates (attached hereto as Exhibit C).

     7.   REPRESENTATIONS AND WARRANTIES; COVENANTS; NEGATIVE COVENANTS.

     7.1 Representations and Warranties. The Company represents and warrants that:

          (a) Corporate Existence and Qualification. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) is duly qualified and in good standing in every state in which it is doing business or in which the failure to be so qualified would or could have a material adverse effect on its business or properties. The Company's subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the relevant jurisdiction of incorporation.

          (b) Corporate Authority. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Notes, the Warrant and any and all other agreements, documents or instruments executed in connection herewith or therewith (the "Transaction Documents") and all such action has been duly authorized by all necessary corporate proceedings on its part.

          (c) No Conflict. Neither the execution and delivery of the Transaction Documents, the consummation of the transactions therein contemplated, nor compliance with the terms and provisions thereof will conflict with or result in a breach of any term, condition or provision of the Articles of Incorporation or By-laws of the Company or any of its subsidiaries or of any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or agency or of any agreement or instrument to which any of them is a party or by which any of them is bound or to which any of them is subject or constitute a default thereunder or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property of the Company or any of its subsidiaries.

          (d) Valid Agreement. The Transaction Documents have been duly and validly executed and delivered by the Company and the Preferred Shares and any Option Shares, will be duly and validly executed on their date of delivery, and each constitutes, or will constitute, a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors, rights; and no authorization, approval, exemption or consent by any governmental or public body or authority is required in connection with the execution, delivery and carrying out of the terms of the Transaction Documents.

          (e) Franchises, Etc. The Company and its subsidiaries has obtained all necessary franchises, certificates, licenses and permits required to engage in its business or operations, and is not in default under any term or condition contained in any such franchise, certificate, license or permit.

          (f) Conformity to Applicable Laws. The Company and each of its subsidiaries is in compliance and conformity with all laws, ordinances, rules, regulations and all other legal requirements (including such of the same as pertain to consumer protection, equal opportunity, health, occupational safety, pension, employment, environmental and securities matters) the violation of which would have an adverse effect on their business, properties or condition (financial or otherwise). Neither the Company nor any of its subsidiaries has received and has no basis to expect any order or notice of any violation or claim of violation of any such law, ordinance, rule or regulation.

          (g) Taxes. The Company and each of its subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments.

          (h) Insolvency. The issuance of the Notes by the Company under this Agreement does not and will not render the Company insolvent; the Company is not contemplating making any filing of a petition under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property, and the Company has no knowledge of any person contemplating the filing of any such petition against them or either or them.

          (i) Financial Information. The Company has furnished to Purchasers copies of its 10-KSB filed with the SEC for the year ended December 31, 1997 (the "10-KSB") and its 10-QSB filed with the SEC for the quarter ended March 31, 1998 (the "10-QSB"). The financial statements contained in the 10-KSB and 10-QSB fairly represent the financial condition of the Company and have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). Since the date of the 10-QSB, there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the 10-QSB except for changes in the ordinary course of business which in the aggregate have not been materially adverse.

          (j) Judgments/Actions. Except as disclosed to the Purchasers in writing, there are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their properties at law, or in equity, or by or before any governmental authority, governmental department, commission, board, bureau, agency, or instrumentality, or any arbitrator, which, if determined adversely, could cause a material adverse effect, or which question the validity of any Transaction Documents.

          (k) Absence of Defaults Under Other Agreements. Neither the Company nor any subsidiary of the Company is not in default (i) in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or agreement or instrument to which it is a party,
(ii) under any requirement of law, or (iii) as a result of a demand of any governmental authority, which default or violation might cause a material adverse effect on their business, properties or condition (financial or otherwise).

     7.2 Affirmative Covenants. The Company covenants that until payment in full of the Notes and unless otherwise consented to in writing by the holders of the Notes, it will, and it will cause each of its subsidiaries to:

          (a) Financial Information. Furnish to the holders of the Notes as soon as practicable, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet for the Company and its subsidiaries as of the end of such fiscal year and the related statements of income, changes in financial position and retained earnings for such fiscal year, setting forth in each case in comparative form figures for the preceding fiscal year, all in reasonable detail and certified by independent public accountants of recognized standing selected by the Company. Furnish to the holders of the Notes as soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter of the Company, a consolidated unaudited balance sheet and the related statements of income for the Company and its subsidiaries, as of the end of such fiscal quarter.

          (b) Event of Default. Furnish to the holders of the Notes forthwith upon any officer's obtaining knowledge that an Event of Default as described in Section hereof, or any condition, event, act or omission which with the giving of notice or the lapse of time or both would constitute such an Event of Default, has occurred and is continuing, a certificate of its President specifying the nature thereof, the period of existence thereof and the action it has taken or proposes to take with respect thereto.

          (c) Litigation, etc. Furnish to the holders of the Notes forthwith upon any officer's obtaining actual knowledge thereof, a certificate of its President describing any pending or threatened litigation, governmental proceeding, governmental investigation, notice of lien or labor or other dispute which could reasonably be expected to materially adversely affect the business, properties or condition (financial or otherwise) of the Company.

          (d) Compliance with Governmental Requirements. Comply, in all material respects with all laws, ordinances, rules, regulations, decrees, orders, writs, injunctions or other governmental requirements applicable to it or its business the noncompliance with which might, individually or in the aggregate, involve any substantial risk of any material adverse effect on the business, properties or condition (financial or otherwise) of the Company or of any material impairment of the Company's ability to perform its obligations under the Transaction Documents; provided, however, that nothing in this Section shall require the Company to comply with any such requirement so long as the validity thereof or its applicability shall be contested in good faith by appropriate proceedings diligently conducted.

          (e) Corporate Existence, etc. Maintain the corporate existence of the Company and each subsidiary and the qualification of the Company and each subsidiary to do business and good standing in each jurisdiction in which such qualification is necessary for the proper conduct of its business; maintain, in full force and effect all licenses, permits and other authorizations necessary for the ownership and operation by the Company and each subsidiary of its properties and business; and maintain and keep, all the property of the Company and each subsidiary in good repair, working order and condition and make or cause to be made all necessary or appropriate repairs, renewals, replacements and substitutions, so that the efficiency of all such property shall at all times be properly preserved and maintained; provided, however, that nothing contained in this Section shall require the Company to maintain or retain assets which the Company deems inadequate, unproductive, surplus or otherwise not in its best interests.

          (f) Taxes. Pay or cause to be paid all taxes, fees, assessments and governmental charges or levies upon any of the property or assets of the Company or its subsidiaries or upon the Company or its subsidiaries or their income or profits before the same shall become delinquent, and all lawful claims of whatsoever nature which, if unpaid, might become a lien or charge upon any such property, assets, income or profits; provided, however, that the Company and its subsidiaries shall not be required to pay and discharge any such tax, fee, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently conducted (unless and until foreclosure, distraint, sale or other similar process shall have been commenced).

          (g) Books and Records. Maintain proper books of record and account in accordance with generally accepted accounting practices.

          (h) Insurance. Continue to maintain insurance in form, amount, and substance acceptable to the holders of the Notes including, without limitation, worker's compensation and general liability insurance written by companies acceptable to the holders of the Notes upon all facets of its business, of such character and amounts as are customarily maintained by companies engaged in like business; (ii) furnish to the holders of the Notes, upon request, a statement of the insurance coverage; and (iii) obtain other or additional insurance promptly, upon reasonable request of the holders of the Notes, to the extent that such insurance may be available.

          (i) Further Assurances. (i) Promptly correct, or cause to be promptly corrected, any defect, error, or omission which may be discovered in the contents of the Transaction

Documents or in the execution or acknowledgment thereof; and (ii) execute, acknowledge, deliver, and record or file, or cause to be executed, acknowledged, delivered, and recorded or filed, such further instruments, and do such further acts as may be necessary, desirable, or proper to carry out more effectively the purposes of the Transaction Documents.

     7.3 Negative Covenants. The Company covenants that until payment, conversion or redemption in full of the Note(s), it will not, and will cause its subsidiaries to not, without the prior written consent of the holders of the
Notes:

          (a) Liens. Create, incur, issue, assume or suffer to exist any mortgage, pledge, lien or other encumbrance on or security interest in any of its ("Liens"), whether now owned or hereafter acquired, except:

               (i) Liens for taxes or other governmental charges which are not due or remain payable without penalty or-which are being contested in good faith and by appropriate proceedings diligently conducted;

               (ii) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations or in connection with or to secure the performance of bids, tenders, trade contracts or leases or to secure statutory obligations or surety or appeal bonds or other pledges or deposits of like nature and all in the ordinary course of business;

               (iii) mechanics', carriers', workmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted; and

               (iv) Liens in favor of IBJ Schroder Business Credit Corporation in connection with the financing on the terms outlined in the commitment letter dated May 29, 1998, with respect thereto (the "IBJ Commitment").

          (b) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (as defined below), except:

               (i) Indebtedness under this Agreement and the Note(s);

               (ii) Indebtedness with respect to the IBJ Commitment; and

               (iii) Current accounts payable arising out of transactions (other than borrowings) in the ordinary course of business.

For purposes hereof, "Indebtedness" of any corporation shall mean all obligations for borrowed money or for the deferred purchase price of property which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date Indebtedness is to be determined and shall include any obligation of such corporation created or arising under any lease of fixed assets under which such corporation is a lessee and which, in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, would be required to be capitalized on a balance sheet of such corporation.

          (c) Contingent Liabilities. Assume, guarantee, endorse or otherwise become or remain directly or indirectly liable in connection with the obligations of any other person, firm or corporation, except for the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of its business.

          (d) Loans and Advances. Make or have outstanding any loans or advances or extend credit to any person, firm or corporation, except:

               (i) loans or advances in the ordinary course of business to employees and suppliers; and

               (ii) trade credit extended under usual and customary terms in the ordinary course of business.

          (e) Merger and Disposition of Assets. Sell, lease, abandon or otherwise dispose of all or any substantial portion of the Company's or any of its subsidiaries, properties or assets, or consolidate or merge with any other person, firm or corporation, or purchase or otherwise acquire all or any substantial portion of the property or assets of any other person, firm or corporation, or permit any other person, firm or corporation to consolidate or merge with it.

          (f) Dividends. Declare, make, pay, become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any shares of Common Stock of the Company or on account of the purchase, redemption, retirement or acquisition of any shares of Common Stock of the Company.

          (g) Change of Ownership. Permit or suffer any Change of Control, Change of Ownership or change in the identity, authority, or responsibilities of any person having senior management and policy authority with respect to the Company and/or any direct or indirect change (including any change in beneficial ownership) in the ownership of the issued and outstanding Common Stock as of the date of this Agreement.

          (h) No Change in Accounting Practices. Materially change accounting practices, methods, or standards or the reporting format for any information furnished to the holders of the Notes under the terms and provisions of the Transaction Documents, which accounting practices shall conform with GAAP throughout the terms of the Transaction Documents.

          (i) No Transactions With Affiliates. Enter into any transaction with an affiliate, including, without limitation, the purchase, sale, or exchange of property of the Company or any of its subsidiaries or the rendering of any service, unless the transaction is in the ordinary course of and pursuant to the reasonable requirements of Company's business and upon fair and reasonable terms no less favorable to Company or any of its subsidiaries than would be obtained in a comparable arm's length transaction with a person to an affiliate.

          (j) No Adverse Transactions. Enter into any transaction which materially and adversely affects or may materially and adversely affect the Company's ability to pay the notes or permit or agree to any material extension, compromise, or settlement or make any material change or modification of any kind or nature with respect to any account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business.

     8.  MISCELLANEOUS

     8.1  Termination of the Agreement.   This Agreement may be terminated
and the transaction contemplated hereby may be abandoned at any time, but not later than the Closing Date:

          (a) by mutual consent of the parties; or

          (b) by Purchasers or the Company if, through no material fault of the party so electing to terminate, the Closing shall not have occurred on or prior to June 30, 1998.

     In the event of the termination of this Agreement by any party as above provided, without material fault of any party, no party shall have any liability hereunder, including any liability for damages. In the event that a condition precedent to a party's obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement rather than to waive such condition precedent and proceed with the Closing.

     8.2    Waivers.    No action taken pursuant to this Agreement, including
any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any provision or agreement contained herein or in any other documents. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Any party hereto may, at or before the Closing, waive any conditions to its obligations hereunder which are not fulfilled.

     8.3   Binding Effect; Benefits.   This Agreement shall inure to the benefit
of the parties hereto and shall be binding upon the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     8.4    Assignment.   Without limitation, and without the consent, prior,
written or otherwise, of the Company, this Agreement and all of the rights and obligations hereunder may be assigned by the Purchasers to any entity owned or controlled by, or affiliated with any of them. The Company shall consent in writing to any such assignment.

     8.5    Notices.   All notices, requests, demands and other communications
which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon receipt when transmitted by facsimile or telex or after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

     If to the Company, to:

          Terrace Holdings, Inc.
          1351 N.W. 22nd Street
          Pompano Beach, Florida   33069
          Facsimile:  954-917-7552

     With a copy to:

          Gerald L. Fishman, Esq.
          Fishman, Merrick, Miller, Genelly,
          Springer, Klimek & Anderson, P.C.
          125 South Wacker Street, Suite 2800
          Chicago, Illinois   60606
          Facsimile: 312-726-2649

     If to Purchasers, in care of:

          Maria DiMeo Calvelli, Esq.
          Werbel & Carnelutti
          711 Fifth Avenue
          New York, New York  10022-3194
          Facsimile: 212-832-3353

     8.6   Entire Agreement.   This Agreement (including the Schedule and
Exhibits hereto) constitute the entire agreement and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, representations, warranties, statements, promises and understandings, whether written or oral, with respect to the subject matter hereof. No party hereto shall be bound by or charged with any written or oral arguments, representations, warranties, statements, promises or understandings no specifically set forth in this Agreement or in any Exhibit hereto, or in certificates and instruments to be delivered pursuant hereto on or before the Closing.

     8.7   Headings; Certain Terms.   The section and other headings contained
in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "including" means "including, but not limited to" unless otherwise specified; the word "or" means "and/or," and the word "person" means and refers to any individual, corporation, trust, partnership, joint venture, government or governmental authority, or any other entity; and the plural and singular forms are used interchangeably.

     8.8  Counterparts.    This Agreement may be executed in any number of
counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     8.9   Governing Law.   This Agreement and all other Transaction Documents
shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles or rules thereof. The parties hereto hereby agree that any action relating hereto may be maintained in a court of competent subject matter jurisdiction located in the State of New York, and hereby consent to the jurisdiction of any such court for all purposes connected herewith.

     8.10  Severability.    If any term or provision of this Agreement shall to
any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the agreement shall be valid and enforced to the fullest extent permitted by law.

     8.11   Amendments.   This Agreement may not be modified or changed except
by an instrument or instruments in writing signed by the party or parties against whom enforcement of any such modification or amendment is sought.

     8.12  Disclosures.   Any disclosure by either party hereto pursuant to
any specific provision of this Agreement shall be deemed a disclosure for all other purposes of this Agreement.

     8.13 Survival of Representations. All representations, warranties, covenants and agreements contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the other Transaction Documents and the issuance of the Notes.

     8.14 Section References. All references contained in this Agreement to any section number are references to sections of this Agreement unless otherwise specifically stated.

     8.15  Brokers and Finders.    Each party represents and warrants there
are no brokers, finders or similar persons to whom compensation will be due or owing as a result of consummation of the transactions contemplated by this Agreement and each party hereby agrees to indemnify and hold the other party harmless against any such claims.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement, or have caused this Agreement to be signed in their respective names by an officer thereunder duly authorized, as of the date first above written.


                               TERRACE HOLDINGS, INC.


                               By: ____________________________________________
                                   Jonathan S. Lasko, Executive Vice- President



                               PURCHASER:


                               By: ____________________________________________

                                  SCHEDULE A
                                  ----------



PURCHASER
Name, Address, Social Security   Principal Amount   Number of   Number of    Purchase
    Number or FEIN Number            of Notes       Warrants     Options      Price
------------------------------   ----------------   ---------   ---------    --------

Network Funds III, Ltd.              $2,625,000      400,000     500,000    $2,500,000

                         CONVERTIBLE SUBORDINATED NOTE
                         -----------------------------

$2,625,000                                                         June 25, 1998

     FOR VALUE RECEIVED, the undersigned, Terrace Holdings, Inc. (hereinafter referred to as the "Company"), hereby promises to pay to the order of Network Funds III, Ltd. or any successor holder of this Note (hereafter referred to as "Purchaser"), at Purchaser's principal place of business, or such other place or places as Purchaser may designate in writing, the principal sum of Two Million Six Hundred Twenty Five Thousand Dollars ($2,625,000).

     This Note is one of a series of Notes aggregating $2,625,000 principal amount issued pursuant to that certain Agreement dated the date hereof by and between the Company and the purchasers as identified in Schedule A thereto (the "Agreement"). This Note is entitled to all rights and benefits as provided in the Agreement including, but not limited to, rights and benefits with respect to conversion, anti-dilution and reset provisions as provided therein.

     1. Payment. The principal amount and unpaid interest accruing under this Note shall be payable one year from the date of this Note.

     2. Interest. This Note shall initially bear interest at of 12% per annum. Interest shall be payable quarterly in arrears. All payments by the Company hereunder shall be applied first to accrued interest, then to principal currently due in accordance with the terms hereof, the balance (if any) to prepayment of principal. Interest will be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days. Should any payment become due and payable on any day other than a Business Day (as such term is hereafter defined), the date of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest or any installment of either thereof, interest shall accrue and be payable thereon for the period of such extension at the applicable rate or rates specified herein. "Business Day" shall mean each day (other than Saturday or Sunday) when banks are open for the conducting of customary commercial banking activities in the State of New York. Interest is payable in cash. To the extent that more than 50% of the series of Notes of which this Note is a part are outstanding four months after the date hereof, the interest rate with respect to such Notes shall be increased 14% per annum.

     3. Fees and Expenses on Default. If the Company shall default in the payment of any amounts owing under this Note or if an Event of Default shall occur as described in the Agreement, the Company shall pay all costs incurred by Purchaser to collect the amounts due under this Note, including, without limitation, a reasonable sum for attorneys' fees.

     4. Manner of Payment. The Company shall make payment of principal or interest on this Note to the Purchaser by depositing a check or the certificate evidencing the securities issued in payment thereof, payable to the Purchaser, in the United States mails and addressed to the Purchaser at his principal business address.

     5. Prepayment. The Company shall be entitled to prepay all or any portion of the principal and unpaid interest of this Note at any time or from time to time, without penalty; provided, however, that any such prepayment on this Note shall first be credited against any accrued and unpaid interest on this Note.

     6. Conversion. This Note is issued under the provisions of the Agreement. Subject to the provisions of the Agreement (including NASDAQ requirements) and this Note, the Purchaser has the right, at Purchaser's sole option, at any time subsequent to the expiration of the 60-day "Temporary Reduced Warrant Exercise Period" currently planned for the Company's existing publicly-traded warrants in its pending registration statement on file with the Securities and Exchange Commission ("SEC"), on Form SB-2 (SEC File No. 333-45195), and as defined in such registration statement and before the principal amount is paid in full, to convert the principal of this Note, or any portion thereof, into fully paid and non-assessable shares of Common Stock of the Company at the Conversion Price of $1.25 per share as adjusted as provided hereunder and in the Agreement (the "Conversion Price").

     7. Anti-dilution Adjustment. If at any time before the full payment of this Note, any of the Company's securities are exercised or converted at a price less than the Conversion Price or the Company issues or offers to sell its securities to a person or entity other than holders hereof at a price less than the then Conversion Price or on more favorable terms and conditions than those afforded to the holders hereof in connection with this Note or the Agreement, the Company agrees to retroactively apply such lower price and adjust the then Conversion Price and the terms and conditions of securities of the holders hereof. The terms of this paragraph shall not apply to issuances of Common Stock of the Company upon exercise of rights, options and warrants outstanding as at the date of this Note, to shares issued upon exercise of options granted under stockholder approved option plans or upon exercise of options or other rights granted, and to be granted in the future, as compensation to Company employees, directors or bona fide consultants.

     8. Reset Provisions. The Conversion Price will be automatically reset to the lower of $1.25 or 80% of the Market Price of the Company's Common Stock, on the date which is 180 days from the date of issuance of this Note hereunder. To the extent that principal or interest is due and owing with respect to this Note on the date of maturity hereof, the Conversion Price shall be reset to the lower of $1.25 or 80% of the Market Price on such date and thereupon the Purchasers' option to convert this Note shall be extended an additional 30 days. In addition, this Note shall also be entitled to the benefits of any other reset provisions provided in the Agreement.

     9.   Preferred Stock.

          (a) The Company shall designate a series of preferred stock out of its currently authorized but unissued shares of preferred stock sufficient in number to convert the principal and accrued but unpaid interest of this Note at the Conversion Price. Such series shall be the Company's Redeemable Convertible 8% Cumulative Preferred Stock ("Preferred"). Such Preferred shall be entitled to a preference upon liquidation, shall be convertible into Common Stock of the Company at the option of the holder thereof at the rate of one share of Preferred for one share of Common Stock and the Conversion Price therefor shall be entitled to adjustment as provided for herein and in the Agreement (the "Conversion Price"). Dividends on the Preferred shall be in an amount equal to 8% per annum and shall be cumulative irrespective of whether declared or paid and are payable in cash or in "PIK" as defined in the Agreement. Any dividend paid in PIK shall result in an 8% reduction in the Conversion Price of the Preferred.

          (b) The Company shall have the right, subject to applicable law, to redeem the Preferred, in whole or in part, at a redemption price equal to the Conversion Price for such Preferred plus any cumulated but unpaid dividends on the Preferred. The Company shall designate the Preferred and file a Certificate of Designation with terms and provisions consistent with those provided herein and otherwise acceptable to the holders of the Notes within thirty days of the date hereof.

          (c) The Company shall have the right at any time and from time to time after the expiration of the 60-day Temporary Reduced Warrant Exercise Period, to convert the principal amount of the Notes into shares of its Preferred at the Conversion Price of the Preferred by notifying the holder of this Note thereof in writing. Accrued but unpaid interest on this Note shall be paid in cash in connection with any such conversion.

          (d) The holders of any shares of Preferred shall have the right to sell to the Company, and the Company agrees to repurchase any shares of Preferred from such holders upon notice thereof at any time after the date which is three years from the consummation of the Schroder financing arrangements with the Company (as defined in the Agreement).

     10. Event of Default. If one or more of the Events of Default described in the Agreement shall occur and be continuing, the holder hereof shall be entitled to all rights and benefits of the Agreement with respect to any such Event of Default.

     11. Waivers. No delay or omission of Purchaser to exercise any right or power under, or with respect to, this Note shall impair any such right or power or shall be construed to be a waiver of any default or acquiescence thereof. No waiver of any default shall be construed, taken or held to be a waiver of any other default of a similar nature or otherwise. Presentment, protest and notice of dishonor are hereby expressly waived.

     12. Amendments and Modifications. This Note may not be amended or modified, nor shall any revision hereof be effective, except by an instrument in writing expressing such intention executed by Purchaser and the Company.

     13. Choice of Law. This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects, including, but not limited to, the legality of the interest charged hereunder, by the statutes, laws and decisions of the State of New York, without giving effect to the choice of law principles or rules thereof. The parties hereto hereby agree that any action relating hereto may be maintained in a court of competent subject matter jurisdiction located in the State of New York, and consent to the jurisdiction of any such court for all purposes connected herewith.

     14. Binding Effect. This Note may be transferred by Purchaser at any time and from time to time without the consent of the Company. This Note shall be binding upon the Company and shall inure to the benefit of Purchaser and Purchasers' successors and assigns.

     15. Severability. Any provision of this Note which is unenforceable or contrary to applicable law, and the inclusion of which would affect the validity, legality or enforcement of this Note, shall be of no effect, and, in such case, all the remaining terms and provisions of this Note shall be fully effective, as though no such invalid provision had ever been included in this Note.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the day and year first above written.


                                        TERRACE HOLDINGS, INC.

                                   By:  ___________________________

                                   Title:  ___________________________

Attest:

___________________________
Secretary

                               CONVERSION NOTICE

                    To Be Executed by the Registered Holder
                           in Order to Convert Note

     THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to convert $_____________ amount of principal and accrued and unpaid interest of the above
Note into fully paid, non-assessable shares of Common Stock as above set forth, and requests that certificates for such shares of Common Stock shall be issued in the name of

              __________________________________________________
                    (please insert taxpayer identification
                         or other identifying number)

and to be delivered to

              __________________________________________________

              __________________________________________________

              __________________________________________________

              __________________________________________________
                    (please print or type name and address)



____________________________________            ____________________________
Registered Holder                               Date
SIGNATURE GUARANTEED

                    NOTICE OF CONVERSION TO PREFERRED STOCK


               ________________________________________________
                               Registered Holder


     You are hereby notified that in accordance with the "Preferred Stock" provisions above set forth, Terrace Holdings, Inc. (the "Company") hereby converts the above Note into ________________ shares of its Redeemable Convertible 8% Cumulative Preferred Stock ("Preferred") as hereinabove (and in that certain Agreement dated as of June 25, 1998 between and among the Company and the original holder hereof and others) described. Certificate(s) evidencing such shares of Preferred will be issued upon tender of the original of the above Note to the Company at its principal offices. Notwithstanding lack of tender to the Company of the original of the above Note as aforesaid, as of


                      __________________________________
                                    (Date)


such Note shall be deemed null and void and of no further force or effect except to receive certificate(s) evidencing said shares of Preferred and cash in payment of accrued but unpaid interest with respect to such Note and in accordance with the terms contained in the above Note and the aforementioned Agreement.


                                     Terrace Holdings, Inc.


                                     By:________________________________________

                                     Date of this Notice:_______________________

                              WARRANT CERTIFICATE
                              -------------------

     The securities represented by this Certificate were issued on June 25, 1998, without registration under the Securities Act of 1933, as amended, or any applicable state securities law. No transfer, sale or other disposition of these securities or any interest therein may be made except under an effective registration statement under said Act covering such securities unless the Corporation has received an opinion of counsel satisfactory to it that such transfer or resale does not require registration under said Act.

                           VOID AFTER JUNE 30, 2002

              STOCK PURCHASE WARRANT CERTIFICATE FOR PURCHASE OF
                        400,000 SHARES OF COMMON STOCK
                                      OF
                            TERRACE HOLDINGS, INC.


                    THIS CERTIFIES THAT FOR VALUE RECEIVED


                            Network Funds III, Ltd.
-------------------------------------------------------------------------------

or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate, one fully paid and nonassessable share of Common Stock, $.001 par value ("Common Stock"), of TERRACE HOLDINGS, INC., a Delaware corporation (the "Company"), at any time between the Closing Date(as herein defined) and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate attached hereto duly executed, at the corporate offices of the Company accompanied by payment of $1.25 per share or such amount as adjusted herein (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to TERRACE HOLDINGS, INC.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the applicable terms and conditions set forth in the Agreement dated June 25, 1998, (the "Agreement") by and between the Company and the purchasers therein set forth on Schedule A thereto. The holder of this Warrant Certificate and each Warrant represented hereby shall be entitled to all rights and benefits of the Agreement.

     This Warrant Certificate and each Warrant represented hereby are subject to anti-dilution adjustment to the extent the Company issues Common Stock or securities convertible into, or exercisable for the purchase of, Common Stock at a price per share of Common Stock less than the Purchase Price, in which event the Purchase Price under this Warrant shall be adjusted to such lower price per share.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates identical hereto for the balance of such Warrants.

     The term "Closing" shall have the same meaning as stated in the Agreement.

     The term "Expiration Date" shall mean 5:00 p.m. (New York time) on June 30, 2002, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, the then Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which the banks are authorized to close.

     This Warrant Certificate and the Warrants represented hereby shall be entitled to the reset provisions, antidilution provisions, registration rights and all other rights as provided in the Agreement.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Company, for a new Warrant Certificate or Warrant Certificates identical hereto representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by the Registered Holder at the time of such surrender. Upon due presentment with any transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Agreement.

     Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles or rules thereof. The parties hereto hereby agree that any action relating hereto may be maintained in a court of competent subject matter jurisdiction located in the State of New York, and consent to the jurisdiction of any such court for all purposes connected herewith.

     The Warrants evidenced hereby are not registered under the federal or any state securities laws and are issued and sold by the Company in reliance in part upon the investment and other representations from the issues in compliance with Regulation D promulgated under the Securities Act of 1933, as amended, or other applicable federal or state exemptive provisions.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                              TERRACE HOLDINGS, INC.


                          By: ___________________________________
                              Its


Date:     as of June 25, 1998
     ----------------------------------------------

                               SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                         in Order to Exercise Warrants

     THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise ______ Warrants represented by the above Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

               __________________________________________________
                     (please insert taxpayer identification
                          or other identifying number)

and to be delivered to

               __________________________________________________

               __________________________________________________

               __________________________________________________

               __________________________________________________
                    (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

               __________________________________________________

               __________________________________________________

               __________________________________________________
                                   (Address)

                       __________________________________
                                     (Date)

                       __________________________________
                        (Taxpayer Identification Number)


__________________________________________
Registered Holder
SIGNATURE GUARANTEED

                                   ASSIGNMENT

                    To Be Executed by the Registered Holder
                          in Order to Assign Warrants

                       _________________________________
                               Registered Holder

     FOR VALUE RECEIVED, hereby sells, assigns, and transfers unto

               __________________________________________________

                   (please insert taxpayer identification or
                           other identifying number)

               __________________________________________________

               __________________________________________________

               __________________________________________________

               __________________________________________________
                    (please print or type name and address)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ___________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


                       __________________________________
                                     (Date)


                              SIGNATURE GUARANTEED

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OR THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.



___________________________________________
Registered Holder